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                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated February 5, 1998 (except for the matter discussed in Note J as to which the date is March 30, 1998), (and to all references to our Firm) included in or made a part of this Proxy Statement.


                                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
July 6,  1998